UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 28, 2022

NextPlay Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	001-38402	26-3509845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite 130, Sunrise, Florida	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 888-9779

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	NXTP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 28, 2022, HotPlay (Thailand) Company Limited (“HotPlay”), a wholly owned subsidiary of NextPlay Technologies, Inc. (the “Company”), entered into a loan agreement (the “Loan Agreement”) with Tree Roots Entertainment Group Company Limited (“Tree Roots”), pursuant to which Tree Roots agreed to loan HotPlay THB 15,500,000 (approximately USD $400,000) (the “Bridge Loan”). The Bridge Loan incurs interest at a rate of 15% per annum and is due and payable in full on November 11, 2022 (the “Maturity Date”). Additionally, as partial consideration for the Bridge Loan, the Company agreed to repay convertible notes previously entered into with Tree Roots, in the aggregate amount of TBH 10,598,356 (approximately USD $280,000), on the Maturity Date.

The Bridge Loan is secured by 2,266,082 shares (the “Guarantee Shares”) of Company common stock beneficially owned by Nithinan Boonyawattanapisut, the Company’s Chief Executive Officer. In the event that HotPlay is unable to repay the Bridge Loan in full on the Maturity Date, Ms. Boonyawattanapisut may elect to repay the Bridge Loan through the transfer of the Guarantee Shares to Tree Roots, in which case the Loan Agreement will be assigned to Ms. Boonyawattanapisut or her designee and she or her designee will be entitled to all rights provided to Tree Roots under the Loan Agreement. In the event that Ms. Boonyawattanapisut transfers any Guarantee Shares to Tree Roots, the Company shall be obligated to issue Ms. Boonyawattanapisut the same number of shares of common stock as replacement shares (“Replacement Shares”). If the Replacement Shares are not issued six months from the date of the Loan Agreement, then the interest rate on the Bridge Loan shall increase to 17% per annum.

Tree Roots is a significant shareholder of the Company; as a result, the Bridge Loan constitutes a related party transaction. The Bridge Loan was considered and approved in advance by the Company’s board of directors and audit committee.

The foregoing description of the Loan Agreement does not purport to be complete, and is qualified in its entirety by reference to the complete text of such Loan Agreement, a copy of which will be filed as an exhibit to the Company’s next periodic report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Bridge Loan is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAY TECHNOLOGIES, INC.

Date: November 3, 2022	By:	/s/ Nithinan Boonyawattanapisut
Name: Nithinan Boonyawattanapisut Title: Co-Chief Executive Officer

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